Exhibit 99.5

THE INFORMATION CONTAINED HEREIN IS PRELIMINARY AND IS SUBJECT TO CHANGE AND COMPLETION. THE U.S. OFFER DESCRIBED HEREIN HAS NOT COMMENCED, AND THIS COMMUNICATION IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OR RECOMMENDATION OF AN OFFER TO SELL SHARES OF COMMON STOCK OF ENEL GENERACIÓN CHILE S.A. (“ENEL GENERACIÓN”), OR ADSs REPRESENTING THOSE SHARES OF COMMON STOCK (THE “ADSs”). AT THE TIME THE U.S. OFFER IS COMMENCED, ENEL S.P.A. (“ENEL”) AND ENEL CHILE S.A. (“ENEL CHILE”) WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A TENDER OFFER STATEMENT ON SCHEDULE TO, TOGETHER WITH THE RELATED ADS LETTER OF TRANSMITTAL, FORM OF ACCEPTANCE AND RELATED DOCUMENTS, AND OTHERWISE FILE, PUBLISH AND DISTRIBUTE ANY NOTICES AND MATERIALS REQUIRED TO COMMENCE THE OFFERS PURSUANT TO APPLICABLE LAW. HOLDERS OF ENEL GENERACIÓN COMMON STOCK OR ADSs ARE STRONGLY ADVISED TO READ THE SCHEDULE TO AND PROSPECTUS AND THE RELATED TENDER OFFER DOCUMENTS AND ANY AND ALL AMENDMENTS THERETO WHEN THEY ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF COMMON STOCK AND ADSs SHOULD CONSIDER BEFORE TENDERING THEIR SHARES OF COMMON STOCK OR ADSs INTO THE U.S. OFFER. THE SCHEDULE TO, THE PROSPECTUS AND ANY AND ALL AMENDMENTS THERETO WILL BE AVAILABLE FOR FREE ON THE SEC WEBSITE (WWW.SEC.GOV). COPIES OF ENEL’S, ENEL CHILE’S AND ENEL GENERACIÓN’S FILINGS WITH THE SEC MAY BE OBTAINED AT THE SEC’S WEBSITE (WWW.SEC.GOV).

THIS FORM OF ADS LETTER TO CLIENTS MAY NOT BE USED TO TENDER ANY SHARES OF COMMON STOCK OR ADSs IN THE U.S. OFFER. AT THE TIME THE U.S. OFFER IS COMMENCED, HOLDERS OF ENEL GENERACIÓN COMMON STOCK AND ADSs WILL BE SENT THE APPROPRIATE DOCUMENTS TO TENDER THEIR ENEL GENERACIÓN COMMON STOCK OR ADSs IN THE U.S. OFFER.

FORM OF

LETTER TO CLIENTS FOR TENDER OF ENEL GENERACIÓN ADSs

TENDER OFFER

(the “U.S. Offer”)

for

American Depositary Shares, representing shares of common stock (“Enel Generación ADSs”)

of

Enel Generación Chile S.A. (“Enel Generación”)

by

Enel Chile S.A. (“Enel Chile”)

for

cash in the amount of Ch$17,700 per Enel Generación ADS, without interest, payable in U.S. dollars net of applicable withholding taxes (the “ADS Consideration”), subject to the condition that any properly tendering holder of Enel Generación ADSs shall agree to apply Ch$7,080 of the ADS Consideration payable for each Enel Generación ADS to subscribe for shares of Enel Chile common stock (an “Enel Chile Share”) at a subscription price of Ch$82 per Enel Chile Share, to be delivered in the form of American Depositary Shares of Enel Chile (“Enel Chile ADSs”).

The deadline for validly tendering Enel Generación ADSs held through the Depository Trust Company (the “DTC”) in the U.S. Offer is 4:30 pm, New York City time, on March , 2018 (as such time and date may be extended or earlier terminated, the “Expiration Date”), unless the U.S. Offer is extended or earlier terminated.

Enel Generación ADSs tendered on or prior to the Expiration Date may not be withdrawn except as described in the Prospectus (as hereinafter defined).

NO GUARANTEED DELIVERY

The Information Agent for the Tender Offer is:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Call U.S. Toll-Free: +1 (866) 216-0459

Call International: +1 (781) 575-2137

E-mail: enelchile@georgeson.com

February     , 2018

To Our Clients:

Enclosed for your consideration is the prospectus, dated         , 2018 (the “Prospectus”), as filed with the U.S. Securities and Exchange Commission in connection with the U.S. Offer by Enel Chile S.A., a sociedad anónima abierta organized under the laws of the Republic of Chile (“Enel Chile”), to purchase any and all outstanding American Depositary Shares (“Enel Generación ADSs”), each representing thirty (30) shares of common stock of Enel Generación Chile S.A., a sociedad anónima abierta organized under the laws of the Republic of Chile (“Enel Generación”), at a cash price of Ch$17,700 per Enel Generación ADS, in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes (the “ADS Consideration”), subject to the condition that any properly tendering holder of Enel Generación ADSs shall have agreed to apply Ch$7,080 of the ADS Consideration payable for each Enel Generación ADS to subscribe for shares of Enel Chile common stock, no par value (“Enel Chile Shares”), to be delivered in the form of ADSs (“Enel Chile ADSs”) issued pursuant to the Deposit Agreement, dated as of April 26, 2016, as amended, by and among Enel Chile, Citibank, N.A. as depositary, and all Holders and Beneficial Owners of Enel Chile ADSs issued thereunder, each Enel Chile ADS representing fifty (50) Enel Chile Shares, at a subscription price of Ch$82 per Enel Chile Share, upon the terms and subject to the conditions set forth in the Prospectus.

We hold Enel Generación ADSs for your account. A tender of such Enel Generación ADSs can be made only by us pursuant to your instructions. Accordingly, we request instruction as to whether you wish us to tender on your behalf any or all Enel Generación ADSs held in your account pursuant to the terms and subject to the conditions of the U.S. Offer. A form of Instruction with respect to the U.S. Offer is enclosed.

Please note the following:

1.	The deadline for validly tendering Enel Generación ADSs through DTC is 4:30 pm, New York City time, on March , 2018 (as such time and date may be extended or earlier terminated, the “Expiration Date”), unless the U.S. Offer is extended or earlier terminated. If you wish to tender your Enel Generación ADSs in the U.S. Offer, please instruct us sufficiently in advance of the Expiration Date.

2.	The Company has appointed Citibank, N.A. as Tender Agent and Georgeson LLC as Information Agent.

Any questions you may have with respect to the manner in which Enel Generación ADSs may be tendered in the U.S. Offer should be directed to the Information Agent at +1 (866) 216-0459 (U.S. Toll Free) or +1 (781) 575-2137 (International) or E-mail: enelchile@georgeson.com.

3.	The U.S. Offer is being made for any and all issued and outstanding Enel Generación ADSs. If you tender your Enel Generación ADSs in the U.S. Offer, you will receive, for each Enel Generación ADS validly tendered: (i) Ch$10,620, in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes (the “Cash Tender Offer Consideration”), (ii) 1.72683 Enel Chile ADSs (subject to a US$0.05 issuance fee for each Enel Chile ADS) (the “ADS Tender Offer Consideration”, and together with the Cash Tender Offer Consideration, the “U.S. Offer Consideration”), and (iii) a cash-in-lieu payment representing the net cash proceeds from the sale of any fractional entitlement to an Enel Chile ADS which the tendering holder of Enel Generación ADSs would otherwise be entitled to receive as ADS Tender Offer Consideration (the “Cash-in-Lieu Payment”), in each case upon the terms and subject to the conditions set forth in the Prospectus.

4.	If you wish to tender your Enel Generación ADSs in exchange for the U.S. Offer Consideration and, if applicable, the Cash-in-Lieu Payment, you must contact us directly so that we can arrange for transfer of your Enel Generación ADSs to the applicable account at DTC using DTC’s automated systems, in either case, prior to 4:30 pm, New York City time, on March , 2018.

5.	Enel Generación ADSs tendered on or prior to the Expiration Date may be withdrawn as described in the section entitled “The Offers – Procedures for Participating in the U.S. Offer – Tender Withdrawal Rights” in the Prospectus.

If you wish to have us tender any or all of the Enel Generación ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the enclosed instruction form. If you authorize the tender of your Enel Generación ADSs, all such Enel Generación ADSs held in your account will be tendered unless otherwise specified below. An envelope to return your instructions is enclosed. Your instructions should be forwarded to us in ample time to permit us to tender your Enel Generación ADSs to the Tender Agent on your behalf prior to 4:30 pm, New York City time, on March     , 2018.

INSTRUCTIONS

WITH RESPECT TO THE TENDER OFFER

(the “U.S. Offer”)

for

American Depositary Shares, representing shares of common stock (“Enel Generación ADSs”)

of

Enel Generación Chile S.A. (“Enel Generación”)

by

Enel Chile S.A. (“Enel Chile”)

for

cash in the amount of Ch$17,700 per Enel Generación ADS, without interest, payable in U.S. dollars net of applicable withholding taxes (the “ADS Consideration”), subject to the condition that any properly tendering holder of Enel Generación ADSs shall agree to apply Ch$7,080 of the ADS Consideration payable for each Enel Generación ADS to subscribe for shares of Enel Chile common stock (an “Enel Chile Share”) at a subscription price of Ch$82 per Enel Chile Share, to be delivered in the form of American Depositary Shares of Enel Chile (“Enel Chile ADSs”).

The undersigned acknowledge(s) receipt of (i) your letter, and (ii) the prospectus, dated February     , 2018 (the “Prospectus”), as filed with the U.S. Securities and Exchange Commission in connection with the U.S. Offer by Enel Chile S.A., a sociedad anónima abierta organized under the laws of the Republic of Chile (“Enel Chile”), to purchase any and all outstanding American Depositary Shares (“Enel Generación ADSs”), each representing thirty (30) shares of common stock (“Enel Generación Shares”) of Enel Generación Chile S.A., a sociedad anónima abierta organized under the laws of the Republic of Chile (“Enel Generación”), at a cash price of Ch$17,700 per Enel Generación ADS, in cash, without interest, payable in U.S. dollars net of applicable withholding taxes (the “ADS Consideration”), subject to the condition that any properly tendering holder of Enel Generación ADSs shall have agreed to apply Ch$7,080 of the ADS Consideration payable for each Enel Generación ADS to subscribe for shares of Enel Chile common stock, no par value (“Enel Chile Shares”), to be delivered in the form of American Depositary Receipts (“Enel Chile ADSs”), at a subscription price of Ch$82 per Enel Chile Share upon the terms and subject to the conditions set forth in the Prospectus.

The undersigned hereby instructs you to tender to Enel Chile (through Citibank, N.A. as the Tender Agent) the number of Enel Generación ADSs indicated on the reverse side of these Instructions (or if no number is indicated below, all Enel Generación ADSs held on behalf of the undersigned) which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus.

Total Number of Enel Generación ADSs to be Tendered*

Date:

SIGN HERE
Signature(s):

Print Name(s):

Print Address(es):

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

*	Unless otherwise indicated, it will be assumed that all of your Enel Generación ADSs held by us for your account are to be tendered.

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